                                                                    EXHIBIT 99.1



[OYO GEOSPACE LOGO]                                                 News Release
12750 South Kirkwood, Suite 200
Stafford, Texas 77477 USA

Contact:
Gary D. Owens
Chairman, President & CEO
TEL: 281.494.8282
FAX: 281.494.8303

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

             OYO GEOSPACE REPORTS FISCAL 2003 SECOND QUARTER RESULTS

STAFFORD, Texas - April 25, 2003 - OYO Geospace (NASDAQ: OYOG) today announced operating results for its second quarter ended March 31, 2003. For the second fiscal quarter of 2003, OYO Geospace recorded sales of $16.5 million versus sales of $13.8 million in the comparable quarter of the prior year. The company recorded net income of $38,000, or $0.01 per diluted share, versus a net loss of $80,000, or ($0.01) per diluted share, in the comparable quarter last year.

For the six months ended March 31, 2003, OYO Geospace recorded sales of $26.6 million and a net loss of $1.3 million, or ($0.23) per diluted share. This compares with sales of $26.7 million and net income of $567,000, or $0.10 in the comparable period last year. The company noted that the prior year period included a gain of $686,000 ($0.12) per diluted share related to the company's increased ownership in its Russian subsidiary, OYO-GEO Impulse International LLC.

"The quarter's performance was aided by a reasonably busy Canadian winter and strong contributions from our reservoir products group," said Gary D. Owens, OYO Geospace's Chairman, President and CEO. "However, a very weak market for our traditional seismic exploration products and losses from our commercial graphics products largely offset these gains."

"Losses in our commercial graphics operations were due to the financial failure of our primary film supplier as previously announced. During the quarter, our commercial graphics operations successfully manufactured a private label film. Small profits during the last two months of the quarter did not offset a larger loss recorded in January. Our first generation 1200 dpi imagers were shipped this quarter, opening new commercial graphics markets for the company. We believe financial performance in this segment should improve as shipments of our private label film increase and the 1200 dpi imager line expands,"Owens continued.

"Other notable achievements for the quarter included the first sizable shipment of products in our newly created offshore cable product line. Additional bookings lead us to optimism as to further growth in this line during this fiscal year. Our 85% owned Russian joint venture successfully achieved manufacturing qualification for one of our most popular geophones as well as an associated cable product. Shipments to us from this factory will begin immediately. Additional geophone and cable qualification efforts are underway," Owens said.

Commenting on the company's outlook, Owens said, "Poor market conditions and continued competitive pressures for our traditional seismic exploration products persist. Cost reduction efforts continued during the quarter, with further reductions and restructuring plans in progress as we adapt to the present market environment. Visibility in our markets is very limited and the immediate, as well as the longer term, outlook is difficult to predict."

OYO Geospace designs and manufactures instruments and equipment used by the oil and gas industry in the acquisition and processing of seismic data as well as in reservoir characterization and monitoring activities. The company also designs and manufactures equipment and film for the commercial graphics industry worldwide.

This press release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included herein including statements regarding potential future products and markets, our potential future revenues, future financial position, business strategy, future expectations and other plans and objectives for future operations, are forward-looking statements. We believe our forward-looking statements are reasonable. However, they are based on certain assumptions about our industry and our business that may in the future prove to be inaccurate. Important factors that could cause actual results to differ materially from our expectations include the level of seismic exploration worldwide, which is influenced primarily by prevailing prices for oil and gas, the extent to which our new products are accepted in the market, the availability of competitive products that may be more technologically advanced or otherwise preferable to our products, the resolution of the situation in the Middle East and other factors disclosed under the heading "Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the Securities end Exchange Commission. In addition, the impact on the general economy and our business from the recent viral outbreak in the Far East creates uncertainties that we cannot yet evaluate. Further, all written and verbal forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

                                     M O R E

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                   OYO Geospace Corporation and Subsidiaries
                     Consolidated Statements of Operations
                (in thousands except share and per share data)
                                  (unaudited)

                                                               Three Months             Six Months
                                                              Ended March 31,         Ended March 31,
                                                         -----------------------  ----------------------
                                                            2003         2002        2003        2002
                                                         ----------  -----------  ----------  ----------
Sales................................................... $   16,517  $   13,833  $   26,578  $   26,733
Cost of sales...........................................     11,921       8,978      19,673      17,843
                                                         ----------  ----------  ----------  ----------
Gross profit............................................      4,596       4,855       6,905       8,890
Operating expenses:.....................................
   Selling, general and administrative expenses.........      3,123       3,163       5,959       6,039
   Research and development expenses....................      1,324       1,437       2,703       2,517
                                                         ----------  ----------  ----------  ----------
       Total operating expenses.........................      4,447       4,600       8,662       8,556
                                                         ----------  ----------  ----------  ----------
Income (loss) from operations...........................        149         255      (1,757)        334
Other income (expense):.................................
   Interest expense.....................................       (147)       (163)       (238)       (314)
   Interest income......................................         74          47         115          97
   Other, net...........................................          1        (281)         47        (276)
                                                         ----------  ----------  ----------  ----------
       Total other expense, net.........................        (72)       (397)        (76)       (493)
                                                         ----------  ----------  ----------  ----------
Income (loss) before income taxes, minority interest and
  extraordinary gain....................................         77        (142)     (1,833)       (159)
Income tax expense (benefit)............................         24        (115)       (587)       (122)
                                                         ----------  ----------  ----------  ----------
Income (loss) before minority interest and extraordinary
  gain..................................................         53         (27)     (1,246)        (37)
Minority interest.......................................        (15)        (53)        (34)        (82)
                                                         ----------  ----------  ----------  ----------
Income (loss) before extraordinary gain.................         38         (80)     (1,280)       (119)
Extraordinary gain, net of tax of $85,000...............         --          --          --         686
                                                         ----------  ----------  ----------  ----------
Net income (loss)....................................... $       38  $      (80) $   (1,280) $      567
                                                         ==========  ==========  ==========  ==========
Basic earnings (loss) per share.........................
Income (loss) before extraordinary gain................. $     0.01  $    (0.01) $    (0.23) $    (0.02)
Extraordinary gain......................................         --          --          --        0.12
                                                         ==========  ==========  ==========  ==========
Net income (loss)....................................... $     0.01  $    (0.01) $    (0.23) $     0.10
                                                         ==========  ==========  ==========  ==========
Diluted earnings (loss) per share.......................
Income (loss) before extraordinary gain................. $     0.01  $    (0.01) $    (0.23) $    (0.02)
Extraordinary gain......................................         --          --          --        0.12
                                                         ==========  ==========  ==========  ==========
Net income (loss)....................................... $     0.01  $    (0.01) $    (0.23) $     0.10
                                                         ==========  ==========  ==========  ==========
Weighted average shares outstanding--Basic..............  5,548,411   5,537,409   5,547,482   5,526,406
                                                         ==========  ==========  ==========  ==========
Weighted average shares outstanding--Diluted............  5,551,634   5,537,409   5,547,482   5,539,824
                                                         ==========  ==========  ==========  ==========